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                                                                   EXHIBIT 10.11


              FOURTH AMENDMENT TO REVOLVING CREDIT LOAN AGREEMENT



This AMENDMENT, dated the 26th day of June, 1998 between SymmetriCom, INC., a California corporation, (herein referred to as the "Borrower") and COMERICA BANK-California (herein referred to as the "Bank").

                                  WITNESSETH:

WHEREAS, the Bank and the Borrower on December 1, 1993 entered into a certain Revolving Credit Loan Agreement (the "Agreement"), a certain Revolving Credit Master Note (the "Revolving Credit Note"), a certain Guaranty, a certain Corporate Resolution Authorizing Execution of Guaranty, a certain Loan Disbursement Order, and a certain Advance & Repayment Agreement (collectively the "Loan Documents"); and

WHEREAS, the Borrower desires to borrow up to Seven Million and 00/100 Dollars ($7,000,000.00) from the Bank from time to time for the working capital needs of the Borrower; and

WHEREAS, the modifications to the Agreement and to the Revolving Credit Note contemplated hereby are in the best interest of, and will mutually benefit, the parties hereto; and

NOW, THEREFORE, in consideration of the premises and the mutual promises herein contained, the Borrower and the Bank agree to amend the Agreement in the manner and to the extent hereinafter set forth:

1. Replace Section 6.5 with the following: "Maintain Tangible Net Worth. On a consolidated basis, maintain a Tangible Net Worth of not less than the amount specified during the period specified below:

          (a) $75,000,000 from the date of this Amendment and to increase on June 30, 1999 by 70% of Borrower's fiscal 1998 net profit after tax.

2. Replace Section 6.8 with the following: "Maintain Profitability. On a consolidated basis, for the fiscal quarter ending March 31, 1999, maintain Net Income greater than ZERO DOLLARS ($0). After the fiscal quarter ending March 31, 1999, Borrower shall maintain Net Income greater than zero dollars ($0) at least every second quarter.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to the Agreement and the Revolving Credit Note to be executed and delivered by their duly authorized officers on the day and year first written above.
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By:  /s/ ROGER A. STRAUCH                       By:   /s/ THOMAS W. STEIPP
--------------------------                      --------------------------
     Roger A. Strauch                                 Thomas W. Steipp
                                                Its:  President and COO,
Its: Chief Executive Officer                          Telecom Solutions


                                                COMERICA BANK-CALIFORNIA


                                                By:  /s/ MARK HILLHOUSE
                                                --------------------------
                                                     Mark Hillhouse
                                                Its: Corporate Banking Officer